As filed with the Securities and Exchange Commission on June 23, 2021

Registration No. 333-236174

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4 REGISTRATION STATEMENT NO. 333-236174
UNDER THE SECURITIES ACT OF 1933

MAGNITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7311	20-8881738
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

6080 Center Drive, 4th Floor
Los Angeles, CA 90045
(310) 207-0272

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aaron Saltz

General Counsel and Corporate Secretary

6080 Center Drive, 4th Floor
Los Angeles, CA 90045
(310) 207-0272

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bradford P. Weirick, Esq. Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, California 90071 (213) 229-7000

Approximate date of commencement of proposed sale of the securities to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment is being filed to deregister shares of Common Stock, par value $0.00001 per share (the “Common Stock”), of Magnite, Inc. (formerly known as The Rubicon Project, Inc.), a Delaware corporation (“Magnite”) that were registered on the Registration Statement on Form S-4 (No. 333-236174) filed with the Securities and Exchange Commission on January 30, 2020, as amended by Amendment No. 1, filed with the Commission on February 7, 2020 (as amended, the “Registration Statement”).

On April 1, 2020, Magnite completed its previously announced merger with Telaria, Inc. (now known as Magnite CTV, Inc.), a Delaware corporation (“Magnite CTV”), as a result of which Magnite CTV became a wholly owned subsidiary of Magnite.

In connection with the completion of the merger, Magnite terminated all offerings of its shares of Common Stock pursuant to the Registration Statement. Accordingly, Magnite hereby terminates the effectiveness of the Registration Statement and removes from registration any and all of the securities of Magnite registered under the Registration Statement that remain unsold as of the date of this Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement described above to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York, on the 23rd day of June, 2021.

MAGNITE, INC.

Date:	June 23, 2021	By:	/s/ Aaron Saltz
Aaron Saltz
General Counsel and Corporate Secretary